Exhibit 3.1

                           CERTIFICATE OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                            DIGITAL DJ HOLDINGS, INC.

                   (Changed herein to BEVERLY HOLDINGS, INC.)


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         The following  Certificate of Amendment to Articles of Incorporation of
the above-named corporation is adopted pursuant to the provisions of NRS 78.385 and 78.390. The undersigned as President and Secretary of Digital D.J. Holdings, Inc., do hereby certify:

         That the Board of Directors of this Corporation duly adopted on August 30, 2000, in accordance with NRS 78.315, resolutions to amend the articles of Incorporation as follows:

         2.  ARTICLE I shall be amended to read as follows:

             FIRST.  The name of the Corporation shall be BEVERLY HOLDINGS, INC.

         2.  ARTICLE IV shall be amended to read as follows:

             FOURTH. Each outstanding share of the Corporation's common stock is hereby reverse split and converted into one twenty-fifty (1/25th) of one share.

         3. By execution of this Certification of Amendment to the Articles of Incorporation, the President and Secretary of the Corporation do hereby certify that the foregoing Amendment to the Articles of Incorporation was duly adopted at a special meeting of the shareholders of the Corporation held on August 30, 2000. As of August 1, 2000, the record date for such meeting, the number of shares of the Corporation issued and outstanding and entitled to vote on the foregoing Amendment to the Articles of Incorporation is 13,177,528, of which a total of 7,099,245 shares, or in excess of a majority of the outstanding common stock, voted for adoption of the foregoing amendment, and no shares vote against such amendment.

Dated: February __, 2001            DIGITAL D.J. HOLDINGS, INC.



                                    By:
                                       -----------------------------------------

                                          Tsutomu Takahisa, President


                                    By:
                                       ----------------------------------------

                                          Tsutomu Takahisa, Secretary


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STATE OF CALIFORNIA                 )
                                    )       ss.
COUNTY OF __________                )

         On this 12th day of October, 2000, before me, a notary public, personally appeared Tsutomu Takahisa, being by me first duly sworn, who acknowledged to me that he is the person who executed the foregoing Certificate of Amendment to the Articles of Incorporation of Breakthrough Electronics, Inc.; and to the best of my knowledge, information and belief, the statements made in the Certificate of Amendment are true.

My Commission Expires:
                                          -------------------------------------

                                                        NOTARY PUBLIC
_____________________                                   Residing in

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